INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-71819 of Sunbeam Corporation on Form S-1 of our report dated April 16, 1999, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
Fort Lauderdale, Florida
July 19, 1999